UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

____________________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): November 13, 2013

PHARMACYCLICS, INC.
(Exact Name of Registrant as specified in Charter)

Delaware	000-26658	94-3148201
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

995 E. Arques Avenue, Sunnyvale, California		94085-4521
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (408) 774-0330

(Former Name or Former Address, if Changed Since Last Report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events.

On November 13, 2013,  Pharmacyclics, Inc. (the “Company”) today announced that the U.S. Food and Drug Administration (FDA) has approved IMBRUVICA™ (ibrutinib) as a single agent for the treatment of patients with mantle cell lymphoma (MCL) who have received at least one prior therapy. This indication is based on overall response rate (ORR). An improvement in survival or disease-related symptoms has not been established. IMBRUVICA is a new agent that inhibits the function of Bruton's tyrosine kinase (BTK).  BTK is a key signaling molecule of the B-cell receptor signaling complex that plays an important role in the survival of malignant B cells. IMBRUVICA blocks signals that stimulate malignant B cells to grow and divide uncontrollably. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.  The information contained on the websites referenced in the press release are not incorporated herein.

The Company will hold a conference call today at 10:00 a.m. PT. To participate in the conference call, please dial 1-877-303-7908 for domestic callers and 1-678-373-0875 for international callers and use the conference ID number 11347949. To access the live audio broadcast or the subsequent archived recording, log on to http://ir.pharmacyclics.com/events.cfm. To access a replay of the call please dial 1-855-859-2056 for domestic callers and 1-404-537-3406 for international callers and use the conference ID number: 11347949. The archived version of the webcast and conference call will be available for 30 days on the Investor Relations section of the Company's Web site at http://www.pharmacyclics.com.

During this call, the Company will provide detailed information on the IMBRUVICA patient assistance, availability and other support programs.

Item 9.01	Financial Statements and Exhibits.

(d)    Exhibits.

Exhibit No.	Description

99.1	U.S. Food and Drug Administration Approves IMBRUVICATM (ibrutinib) as a Single Agent for Patients with Mantle Cell Lymphoma Who Have Received at Least One Prior Therapy Press Release

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

November 13, 2013

PHARMACYCLICS, INC.

By:	/s/ Manmeet Soni
Name: Manmeet Soni
Title: Executive Vice President, Finance

EXHIBIT INDEX

Exhibit No.	Description

99.1	U.S. Food and Drug Administration Approves IMBRUVICATM (ibrutinib) as a Single Agent for Patients with Mantle Cell Lymphoma Who Have Received at Least One Prior Therapy Press Release